Exhibit 2.6

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                        The Atlas Group of Companies, LLC

                                on the one hand,


                                       and

                                    WAP, Inc.

                                       and

                             WealthHound.com, Inc.,

                                on the other hand


                                 March 30, 2001

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

                                TABLE OF CONTENTS
ARTICLE I  PURCHASE OF SHARES.....................................................................................1


   Section 1.1        Closing Date................................................................................1
                      ------------
    Section 1.2       Purchase and Sale...........................................................................1
                      -----------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND THE SHAREHOLDER....................................................................2

   Section 2.1        Organization of the Company.................................................................2
                      ---------------------------
   Section 2.2        Authorization...............................................................................2
                      -------------
   Section 2.3        Capitalization; Shares; Title...............................................................3
                      ------------------------------
   Section 2.4        No Violations...............................................................................4
                      -------------
   Section 2.5        Governmental Consents.......................................................................4
                      ---------------------
   Section 2.6        Litigation..................................................................................4
                      ----------
   Section 2.7        Compliance with Law; Permits................................................................4
                      ----------------------------
   Section 2.8        Financial Statements; Nondisclosed Liabilities..............................................5
                      ----------------------------------------------
   Section 2.9        Improper Payments...........................................................................6
                      -----------------
   Section 2.10       Contracts...................................................................................6
                      ---------
   Section 2.11       Investment Contracts, Funds and Clients.....................................................6
                      ---------------------------------------
   Section 2.12       Agreements with Regulatory Agencies.........................................................7
                      -----------------------------------
   Section 2.13       Interest Rate Risk Management Instruments...................................................7
                      -----------------------------------------
   Section 2.14       Insurance...................................................................................7
                      ---------
   Section 2.15       Bank Accounts...............................................................................8
                      -------------
   Section 2.16       Full Disclosure.............................................................................8
                      ---------------
   Section 2.17       No Convictions, Injunctions, etc., against Registered Representatives.......................8
                      ---------------------------------------------------------------------
   Section 2.18       Brokers and Finders.........................................................................9
                      -------------------
   Section 2.19       Independent Counsel.........................................................................9
                      -------------------
   Section 2.20       Company Employees...........................................................................9

   Section 2.21       Real Property

   Section 2.22       Customer Complaints

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ATLAS ..............................................................9

   Section 3.1        Organization of Atlas.......................................................................9
                      ---------------------
   Section 3.2        Authorization of Atlas......................................................................9
                      ----------------------
   Section 3.3        No Violations..............................................................................10
                      -------------
   Section 3.4        Governmental Consents......................................................................10
                      ---------------------
   Section 3.5        Brokers and Finders........................................................................10
                      -------------------

ARTICLE IV GENERAL COVENANTS.....................................................................................10

   Section 4.1        Conduct of Business of the Company Pending the Closing.....................................10
                      ------------------------------------------------------

                                        i

   Section 4.2        Investigation..............................................................................12
                      -------------
   Section 4.3        Commercially Reasonable Efforts; Agreement to Cooperate; Further
                      ----------------------------------------------------------------
                      Assurances.................................................................................12
                      ----------
   Section 4.4        No Public Announcement.....................................................................14
                      ----------------------
   Section 4.5        Notice of Developments.....................................................................14
                      ----------------------
   Section 4.6        Expenses; Transfer and Similar Taxes.......................................................14
                      ------------------------------------
   Section 4.7        Application for NASD Approval..............................................................14
                      -----------------------------
   Section 4.8        Obligations of Atlas ......................................................................14
                      --------------------

ARTICLE V CONDITIONS TO THE CLOSINGS.............................................................................15

   Section 5.1        Conditions to the Obligations of Atlas.....................................................15
                      --------------------------------------
   Section 5.2        Conditions to the Obligation of the Company and the Shareholder............................16
                      ---------------------------------------------------------------

ARTICLE VI TERMINATION     17

   Section 6.1        Termination................................................................................17
                      -----------
   Section 6.2        Effect of Termination......................................................................17
                      ---------------------

ARTICLE VII INDEMNIFICATION......................................................................................19


ARTICLE VIII MISCELLANEOUS.......................................................................................19

   Section 8.1        Amendment, Modification and Waiver.........................................................19
                      ----------------------------------
   Section 8.2        Entire Agreement...........................................................................19
                      ----------------
   Section 8.3        Notices....................................................................................19
                      -------
   Section 8.4        Governing Law and Jurisdiction.............................................................19
                      ------------------------------
   Section 8.5        Headings...................................................................................19
                      --------
   Section 8.6        Assignment; Binding Agreement..............................................................19
                      -----------------------------
   Section 8.7        Third Party Beneficiaries..................................................................19
                      -------------------------
   Section 8.8        Specific Performance.......................................................................20
                      --------------------
   Section 8.9        Severability...............................................................................20
                      ------------
   Section 8.10       Counterparts...............................................................................20
                      ------------

   List of Schedules
   -----------------

   Schedule 2.10  Contracts

   Schedule 2.11(e) Orders

   Schedule 2.12  Agreements with Regulatory Agencies

   Schedule 2.14  Insurance

   Schedule 2.15  Bank Accounts

   Schedule 2.17  Registered Representatives

   Schedule 2.20  Employees

   Schedule 4.9   List of Expenses

List of Exhibits
----------------

    Exhibit 2.8(b)         Most Recent Financial Statements
                           Delivered to the NASD

    Exhibit 4.8            Consultant Agreement

                                    AGREEMENT

                  STOCK PURCHASE AGREEMENT ("Agreement"), dated as of March 30, 2001, by and among, The Atlas Group of Companies, LLC, a Delaware Limited Liability Company ("Atlas"), and WAP, Inc., a New York corporation (the
"Company"), and WealthHound.com, Inc., a Delaware corporation (the "Shareholder"), on the other hand.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company was incorporated on February 8, 2000 (the "Incorporation Date") to engage in the broker/dealer business (the "Business") and the Shareholder owns all of the issued and outstanding shares of the Company's common stock, no par value (the "Shares");

                  WHEREAS, Atlas desires, subject to the terms and conditions hereinafter set forth, to acquire all of the Shares of the Company for the purchase price (the "Purchase Price") of $84,698, and the Shareholder, desires, subject to the terms and conditions hereinafter set forth, to sell to Atlas all the Shares;

                  WHEREAS, the Boards of Directors of both Atlas and Shareholder, respectively, have determined that it is advisable and appropriate and in the best interests of their respective corporations and shareholders that the sale of the Shares occur on the terms and subject to the conditions specified by the provisions of this Agreement.

                  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the sale of the Shares and desire to prescribe certain conditions precedent to such Sale;

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         Section 1.1 Closing Date. The consummation of this Agreement and the other transactions contemplated by this agreement (the "Closing") shall take place at the offices of counsel to Shareholder, Jenkens & Guilchrist Parker Chapin LLP at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at 10:00 a.m., local time, as soon as practicable after the conditions to close set forth in Section 5 have been satisfied or waived which is anticipated to be on or before May 30, 2001 or at such other date, time or place as may be agreed to in writing by the parties hereto (the "Closing Date").

         Section 1.2 The Purchase and Sale. At the Closing, Shareholder shall sell, assign, transfer and deliver to Atlas, and Atlas shall purchase from Shareholder, all of the Shares, in exchange for the Purchase Price of $84,698.35. The Purchase Price shall be paid as follows:

         (a) a down payment ("Down Payment") of Fifty Thousand ($50,500) Dollars to be paid upon execution of this Agreement. The Down Payment shall be paid in the form of (i) a cash payment of $35,000 and (ii) a cancellation of $15,500 in outstanding debt owed by Shareholder to Atlas; and

         (b) Thirty-Four Thousand One Hundred Ninety Eight ($34,198.00) Dollars, to be paid at any time up to and including the Closing.


                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY AND THE SHAREHOLDER

         Each of the Company and the Shareholder, jointly and severally, represents and warrants to Atlas, as follows:

         Section 2.1 Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of New York and has all requisite power and authority to own, lease and operate its properties and assets and to conduct the Business as now conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the Business conducted by it makes such qualification necessary. The Company has no subsidiaries. A true, complete and correct copy of each of the Articles of Incorporation Organization and the By-laws of the Company as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to Atlas.

         Section 2.2 Authorization. Subject to the receipt of any necessary approvals by any Governmental Entity and Self Regulatory Authority, the execution and delivery by the Company and Shareholder of this Agreement and each of the agreements, documents and instruments to be executed and delivered by them pursuant hereto (collectively, the "Company Documents"), the performance by the Company and the Shareholder of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Company (including, but not limited to, the consent of its shareholder and director) and the Company and the Shareholder has all necessary power, authority and capacity, as the case may be, with respect thereto. Subject to the receipt of any necessary approvals of any Governmental Entity and Self Regulatory Authority, this Agreement is, and when executed and delivered, each of the Company

Documents will be, valid and binding obligations of the Company and the Shareholder, as the case may be, enforceable against the Company and the Shareholder, as applicable, in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, in effect during the period beginning on the date hereof and ending upon the Closing Date, relating to or limiting creditors, rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 2.3       Capitalization; Shares; Title.
                           -----------------------------

                  (a) The authorized capital stock of the Company consists solely of 200 shares of common stock, no par value, of which 100 shares are issued and outstanding (the "Shares").

                  (b) The Shares constitute all of the issued and outstanding capital stock in the Company, all of which are owned by the Shareholder. Each of the Shares has been duly authorized, validly issued and is fully paid and non-assessable. Except for the transactions contemplated by this Agreement, there are no outstanding rights, commitments or agreements of any kind to which the Company or the Shareholder is a party or by which the Company or any Shareholder is bound relating to any (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or the Shareholder to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or the Shareholder is a party with respect to the voting of the capital stock of the Company.

                  (c) Upon consummation of the transactions contemplated by this Agreement, Atlas shall acquire at the Closing related thereto, good and marketable title to the Shares acquired at such Closing, free and clear of any mortgage, pledge, lien, charge, security interest, adverse claim within the meaning of Section 8-102(a)(1) of the Uniform Commercial Code, restriction of any kind affecting title or encumbering property, real or personal, tangible or intangible, or encumbrances of any nature whatsoever (collectively, "Liens"). After giving effect to the transactions contemplated to occur at each of the Closings, Atlas shall have acquired good and marketable title to all of the Shares, free and clear of all Liens.

         Section 2.4 No Violations. Subject to section 2.5 below, neither the execution and delivery of this Agreement or the Company Documents by the Company and the Shareholder, to the extent that they are parties thereto, nor the consummation by the Company and the Shareholder of the transactions contemplated hereby and thereby, as applicable, will: (a) violate, conflict with or result in any breach of any the provision of the Articles of Incorporation or the By-Laws of the Company; (b) subject any Permit (as defined in Section 2.7(a)) to suspension, modification or revocation; (c) violate or conflict with any Laws (as defined in Section 2.7(a)); or (d) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien upon any of the assets of the Company under any agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license, guarantee, understanding, commitment, obligation or other arrangement (written or oral) of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound.

         Section  2.5       Governmental   Consents.  Except  as  set  forth  in
Schedule 2.12 hereto, no consent, permit, license, order, appointment, franchise, certificate, approval or authorization of, or registration, declaration  or  filing  with,  any  foreign,  federal,  state or  local  court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by the Shareholder or the Company in connection with the execution, delivery and performance of this Agreement and the Company Documents.

         Section 2.6 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company or the Shareholder, threatened, nor are there any inquiries, investigations or reviews pending or, to the knowledge of the Company or the Shareholder, threatened, against, relating to or affecting the Company or the Shareholder before any Governmental Entity, Self Regulatory Authority (as hereinafter defined) or arbitral tribunal, which, if adversely determined, would individually or in the aggregate have a material adverse effect on the Business, the Company or its prospects, nor is the Company or the Shareholder subject to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal having such material adverse effect. There are no complaints or sanctions against the Company or its management by any clients or customers of the Company. For purposes of this Agreement, "Self Regulatory Authority" shall mean self-regulatory organizations in the securities and commodities field including, without limitation, the National Association of Securities Dealers, Inc. ("NASD") and subsidiary entities.

         Section 2.7       Compliance with Law; Permits.
                           ----------------------------

                  (a) The Company has complied with and has no notice or knowledge that it has not (i) complied in all respects with all laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of any Governmental Entity applicable to the Company or the Business, or by which any of the Company's properties or assets may be bound ("Laws"); (ii) obtained all consents, permits, licenses, orders, appointments, franchises, certificates, approvals, authorizations and registrations issued by any Governmental Entity or Self Regulatory Authority which are necessary for the conduct of the Business ("Permits"); and (iii) or is not in default with respect to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal, applicable to the Business or any of its assets, properties or operations.

                  (b) The Company has filed all returns, reports and information statements required to be provided to or filed with any Tax authority relating to Taxes (as defined herein) and has paid in full or contested in good faith or made adequate provision for the payment of Taxes due or accrued and unpaid as of the date of this Agreement. For purposes hereof, "Tax" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever, including, without limitation, any income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, net worth, payroll, franchise, transfer and recording taxes, imposed by any federal, state, local or foreign Tax authority, arid shall include all interest, penalties and additions imposed with respect to such amounts.

                  (c) The Company does not act as investment advisor or in the case of open-end funds, a principal underwriter for any registered investment company.

                  (d) The Company, as required by the nature of the Business, is duly registered with the Securities and Exchange Commission ("SEC") and the various states as a broker-dealer. The Company has made available to Atlas true, complete and correct copies of its Form BD, together with all amendments thereto, and such other filings as may be required by any Governmental Entity.

                  (e) The Company is not required by the nature of the Business or its assets to register with the Commodity Futures Trading Commission and the various states as required as a commodities trading advisor or commodity pool operator or futures commission merchant.

                  (f) The Company is currently a member of the NASD and since its admission to membership in the NASD on April 18, 2000, it has been in compliance with the NASD rules. There is no restriction imposed upon the operations of the Company's business. The Company has never received any notice of censure, suspension or revocation since being admitted to membership in the NASD.

                  (g) The Company, under the Exchange Act is required to maintain Net Capital of $5,000. The Company's Net Capital as of March 29, 2001 was $8,029 and it has not diminished since such date. The Company, since admission to membership in the NASD, has always elected to compute its "Net Capital" pursuant to the Basic Method of computing "Net Capital" as defined under the NASD rules.

                  (h) The Company: (i) is registered with the Central Registry Depository under CRD No. 103935; (ii) is a subscriber to the Depository Trust Company; (iii) is a member of SIPC; and (iv) maintains a blanket broker-dealer fidelity bond with the National Union Fire Insurance Company of Pittsburgh, PA.

                  (i)      The   Company's  membership  agreement   ("Membership
Agreement") dated February 22, 2001, is in full force and effect.

         Section 2.8       Financial Statements; Nondisclosed Liabilities.
                           ----------------------------------------------

                  (a) The Company has delivered or otherwise made available to Atlas a true, complete and correct copy of its financial statements, including net capital computations (collectively, the "Financial Statements") prepared by the Company since the Incorporation Date in accordance with Rule 17a-5 promulgated by the SEC under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Financial Statements are true and correct in all material respects and fairly present the financial condition of the Company as of such dates and the results of operations and cash flows for such periods as required by Rule 17a-5.

                  (b)      There  is no liability or  obligation  of the Company
except (i) those that are disclosed, reflected or reserved against in accordance with generally accepted accounting principles ("GAAP") on the most recent financial statements delivered to the NASD and attached hereto as Exhibit 2.8(b) and (ii) such liabilities or obligations incurred since the date of the financial statements set forth in the immediately preceding clause (i), in the ordinary course of business, consistent with past practice, and which, individually and in the aggregate, do not have a material adverse effect on the Business, the Company or its prospects.

                  (c) The Company owns good and marketable title to all of the assets and properties reflected in the Financial Statements, free and clear of all Liens.

         Section 2.9 Improper Payments. Neither the Company nor any member, manager, officer, agent, employee or other individual or entity acting on behalf of the Company, has (a) used any Company or other funds for unlawful contributions, gifts or entertainment, or has made any unlawful expenditures relating to political activity of governmental officials or others or established or maintained any unlawful or unrecorded funds or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section  2.10  Contracts.  Except as set forth in  Schedule  2.10,  the
Company   is  not  party  to  any   contracts,   commitments,   obligations   or
understandings relating to the Business.

         Section 2.11 Investment Contracts, Funds and Clients.

                  (a) The Company does not provide investment management, investment advisory or sub-advisory services to any individual or entity, nor is the Company a party to any contract or agreement relating to the rendering of investment advisory or management services, including without limitation all sub-advisory services to any individual or entity.

                  (b) All customer and client accounts maintained by the Company, if any, are non-discretionary.

                  (c) The Company has adopted a formal code of ethics and a written policy regarding insider trading and employee trading, a true, complete and correct copy of each of which has been provided or supplied to Atlas. Such code and policy comply in all material respects with applicable Law. There have been no violations or allegations of violations of such policies that have occurred or been made that have or would be reasonably likely to have a material adverse effect on the Business, the Company or its prospects.

                  (d) Neither the Company nor any other "principal" or "representative (as defined in Rules 1021 and 1031, respectively, of the NASD Manual) with the Company has for a period not fewer than ten years prior to the date of this Agreement been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of an NASD registration and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonable likely to become the basis for, any such disqualification, denial, suspension or revocation.

                  (e) Except as set forth in Schedule 2.11(e), no exemptive orders have been obtained or are required, nor are any requests pending therefor, with respect to the Company under the Exchange Act or the Securities Act of 1933, as amended.

                  (f)      The   Company  is  not  party  to  any  agreement  or
commitment relating to "soft dollar" arrangements.

         Section 2.12 Agreements with Regulatory Agencies. Except as set forth on Schedule 2.12, as of the date of this Agreement, the Company is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Self Regulatory Authority or Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in Schedule 2.12, a "Regulatory Agreement"), nor has any Member or the Company: (i) been advised since the Organization Date by any Self Regulatory Authority or Governmental Entity that it is considering issuing or requesting any such Regulatory
Agreement; or (ii) received knowledge or notice of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 2.12 shall have occurred except matters which, individually or in the aggregate, would not have a material adverse effect on the Business, the Company or its prospects.

         Section 2.13 Interest Rate Risk Management Instruments. The Company is not party to any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Company or for the account of a customer of any such entity.

         Section 2.14 Insurance. Schedule 2.14 contains a true, complete and correct list of all policies of fire, liability, production, completion bond, errors and omissions, fidelity bonds, workmen's compensation and other forms of insurance owned or held by the Company and true, complete and correct copies of all such policies have previously been delivered to Atlas. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all material requirements of Law and of all agreements to which the Company is a party, (ii) are valid, outstanding and enforceable policies, (iii) provide insurance coverage for the assets and operations of the Company consistent with the coverage customarily maintained by similarly situated companies, (iv) will remain in full force and effect through the dates set forth in Schedule 2.14 without the payment of additional premiums and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. During the last three years the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

         Section 2.15 Bank Accounts. Set forth in Schedule 2.15 is the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

         Section 2.16 Full Disclosure. No representation or warranty of the Shareholder or the Company contained in this Agreement, and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of the Shareholder or the Company to Atlas or any of its representatives pursuant hereto (including the Schedules hereto), contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein, taken as a whole, not misleading.

         Section 2.17 No Convictions, Injunctions, etc., against Registered Representatives. Schedule 2.17 sets forth all of the registered representatives and other licensed personnel of the Company. No employee, officer, manager or member of the Company and, to the knowledge of the Company or any Member, no registered representative of the Company within the last ten years has been convicted of any felony or misdemeanor involving the purchase or sale of any security or any insurance, annuity or similar contract or arising cut of such person's conduct as, or by reason of any misconduct is permanently or temporarily enjoined by order, judgment or decree of any court of competent jurisdiction from acting as, an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, insurance agent, or entity or person required to be registered under the Commodities Exchange Act of 1936, as amended (the
"Commodities Exchange Act"), the Securities Act, the Exchange Act, or as an Associated Person, salesman or employee of any investment company, bank, insurance company, insurance agency or entity or person required to be registered under the Commodities Exchange Act, the Securities Act, the Exchange Act, or is so permanently or temporarily enjoined from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security or any insurance, annuity or similar contract.

         Section 2.18 Brokers and Finders. The Company has not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         Section 2.19 Independent Counsel. The Company and the Shareholder have consulted with their own attorney regarding legal matters and have consulted with their own tax advisor regarding tax consequences associated with entering into this Agreement.

         Section 2.20 Company Employees. Schedule 2.20 sets forth the names of all officers, directors, and employees of the Company; their position with the Company; and nature of their NASD affiliation. I

         Section 2.21 Real Property. The Company does not own (of record or beneficially), nor does it have any interest in, any real property.

         Section 2.22 Customer Complaints. There are no pending customer complaints or amounts receivable from any customer which could become the subject of a dispute between the Company and such customer.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ATLAS

         Atlas represents and warrants to the Company and Shareholder, as follows:

         Section 3.1 Organization of Atlas. Atlas is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its businesses as now conducted.

         Section 3.2 Authorization of Atlas. Subject to the receipt of any necessary approvals of any Governmental Entity and Self Regulatory Authority, the execution and delivery by Atlas of this Agreement and of each of the agreements, documents and instruments to be executed and delivered by it pursuant hereto, the performance by Atlas of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Atlas, and Atlas has all necessary corporate power and authority with respect thereto. Subject to the receipt of any necessary approvals of any Governmental Entity and Self Regulatory Authority, this Agreement is, and when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Atlas in connection with this Agreement will be, assuming the due authorization, execution and delivery of each such agreement by all of the other parties thereto, the valid and binding agreement of Atlas, enforceable against Atlas in accordance with the terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors, rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.3 No Violations. Neither the execution and delivery of this Agreement and the agreements, documents and instruments to be executed and delivered by Atlas in connection herewith, nor the consummation by Atlas of the transactions contemplated hereby and thereby will: (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Atlas; (b) subject to compliance with the statutes and regulations referred to in Section 3.4 hereof applicable to Atlas, violate or conflict with any Laws applicable to Atlas or by which any of its properties or assets may be bound; or (c) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets of Atlas under any note, bond, mortgage, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Atlas is a party or by which Atlas or any of its respective properties or assets may be bound; excluding from the foregoing clauses (b) and (c) such violations, conflicts, breaches and defaults which, in the aggregate, would not have a material adverse effect on the transactions contemplated by this Agreement.

         Section 3.4 Governmental Consents. No consent, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Atlas in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Atlas in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, except: (a) as may be required in connection with any Permits; and (b) as may be required by any Self Regulatory Authority.

         Section 3.5 Brokers and Finders. Atlas has not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                                GENERAL COVENANTS

         Section 4.1 Conduct of Business of the Company Pending the Closing. During the period from the date of this Agreement to the Closing Date, the Company shall, and the Shareholder shall cause the Company to, conduct its operations and business in the usual and ordinary course of business and consistent with past practice and use its best efforts to preserve intact its goodwill, to keep available the services of its present officers and key employees, and to preserve the goodwill and business relationships with any clients, customers, brokers and others having business relationships with it. During the period from the date of this Agreement to the Closing Date, the Company shall preserve intact its capital structure (except as contemplated by this Agreement) and shall not issue to any person or entity any securities of the Company. Notwithstanding the foregoing, from the date hereof until the Closing Date, neither the Company nor the Shareholder with respect to the Company, shall take any action with respect to the operation of the business without the prior written consent of Atlas, except if demanded by any Self Regulatory Authority or Governmental Entity and such circumstances do not reasonably allow prior notice to Atlas, provided that if the foregoing circumstances do arise the Company and the Shareholder shall give Atlas prompt written notice thereof. On and after the date hereof and prior to and through Closing Date, the Company will not and the Shareholder will not, without the prior written consent of Atlas, permit the Company to:

         (i) amend its certificate of incorporation or bylaws;

         (ii) issue or otherwise grant or enter into any agreement relating to the issuance or grant of any stock options, warrants or other rights calling for or permitting the issue, transfer, sale or delivery of its capital stock;

         (iii)  pay  or  declare  any  cash   dividend  or  other   dividend  or
         distribution with respect to its capital stock;

         (iv) issue, transfer, sell or deliver any shares of its capital stock or any securities convertible into or exchangeable for such capital stock;

         (v) redeem, purchase or otherwise acquire any outstanding shares of its capital stock or any securities convertible into or exchangeable for such capital stock;

         (vi) sell any debt securities or lend money to or guarantee the indebtedness of any person or entity;

         (vii) incur any indebtedness of any kind or nature except in the ordinary course of business;

         (viii) permit the occurrence or continuance of any default under any business agreement;

         (ix) make any acquisition of the capital stock or equity interest in any entity, except in the ordinary course of the Company's business;

         (x) make any acquisition of all or substantially all of the assets of the entity;

         (xi) merge or consolidate with any other company or enter into any joint venture arrangement with any third party;

         (xii) enter into any employment or similar contract with or increase the compensation payable to any officer or employee of the Company;

         (xiii) sell, transfer, or otherwise dispose of any of its assets, except in the ordinary course of business and consistent with prior business practices;

         (xiv) create, incur, assume, or guarantee any indebtedness for money borrowed or create or suffer to exist any Liens on any of its properties or assets, real or personal;

         (xv) make any capital expenditures;

         (xvi) increase the number of directors now on the Company's Board of Directors;

         (xvii) change its method of computing "Net Capital" under the NASD rules;

         (xviii) establish a branch office, office of supervisory jurisdiction, or similar office or facility; or

         (xix) suffer a reduction in its "Net Capital" below the amount required by the NASD rules.

         If Atlas requests, in writing, the Company to take any action as indicated in 4.1 above, Atlas shall be liable for all expenses and liabilities which may arise as a result of the Company taking such action

         Section 4.2 Investigation. Atlas may make or cause to be made such additional investigation of the business and properties of the Company and its financial and legal conditions as Atlas deems reasonably necessary or advisable to further familiarize itself therewith in accordance with the procedures described in this Section 4.2. The Company shall, and the Shareholder shall cause the Company to, permit Atlas and its accountants, counsel and other representatives to have, during the period from the date of this Agreement to the Closing Date, reasonable access to the premises, customers, books and records of the Company relating to the Business (including such books and records as relate to any of its Taxes), for all periods prior to or as of the Closing Date. The Company shall, and the Shareholder shall cause the Company to, furnish Atlas with such financial and operating data and other information with respect to the Business as Atlas from time to time may reasonably request. No investigation pursuant to this Section 4.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         Section 4.3 Commercially Reasonable Efforts; Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Contracts to consummate and make effective the transactions contemplated by this Agreement including, without limitation:

                  (i) providing information in accordance with the terms of this Agreement and using its commercially reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations and filings (including, without limitation, all filings as may be required by applicable Self Regulatory Authorities);

                  (ii) to lift any injunction or other legal bar to the Acquisition or the other transactions contemplated hereby (and, in such case, to proceed with the Acquisition or any such transaction as expeditiously as possible);

                  (iii) making prompt application for and prosecute with the NASD under Rule 1017 of the NASD Membership and Registration Rules or otherwise a proceeding seeking approval of the transaction contemplated by this Agreement;

                  (iv)     maintain   in  the   Company's   employ  its  current
officers, directors and executives, including all personnel licensed by the NASD;

                  (v) maintain in full force and effect the Company's Clearing Agreement and Membership Agreement without amendment thereto;

                  (vi) execute and file all Tax returns required to be filed by the Company;

                  (vii) pay all outstanding Taxes required to be paid in connection with the Tax returns;

                  (viii) prepare and timely file, prior to the Closing Date, with the SEC and the NASD all financial and other reports including an Annual Audited Report on Form X-17A-5 Part III or any substitute form which reports shall indicate that there is no adverse change in the business, operations, finances, assets and prospects of the Company;

                  (ix)     maintain   all  telephone  numbers  and  fax  numbers
currently utilized by the Company;

                  (x)      notify   the  SEC  or  any  other   applicable  state
regulatory agency of this Agreement and the proposed sale of the Shares to Atlas.

         In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall take all such reasonably necessary actions. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         Section 4.4 No Public Announcement. Neither the Company or the Shareholder, on the one hand, nor Atlas, on the other hand, shall make any public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other party or parties, as the case may be, except as such announcement may be required by Law or the rules and regulations of a Self-Regulatory Authority, in which case the party required to make the announcement shall use all reasonable efforts to provide the other party or parties, as the case may be, with reasonable time under the circumstances to comment on such announcement in advance of such announcement. Notwithstanding the foregoing, the parties hereto acknowledge that after the execution of this Agreement, Shareholder will make public disclosure of the transactions contemplated by this Agreement (after giving Atlas the opportunity to review and comment on such disclosure in advance of its release).

         Section 4.5 Notice of Developments. Prior to the Closing, the Company and/or the Shareholder shall promptly (and in any event within one (1) business day of its obtaining knowledge thereof) notify Atlas in writing of the occurrence (or non-occurrence) of any event or the existence of any circumstance of which the Company or the Shareholder have knowledge, the occurrence (or non-occurrence) or the existence of which would cause or would be likely to cause any representation or warranty contained in Article IV hereof to be untrue or inaccurate in any material respect and of any failure of the Company or the Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to such Closing; provided, however, that delivery of any notice pursuant to this Section 4.5 shall not limit or otherwise affect any remedies available to Atlas.

         Section 4.6 Expenses; Transfer and Similar Taxes. In the event that the transactions contemplated hereby are not consummated, all funds paid by Atlas to Shareholder, on account of the transaction, shall be reimbursed by the Shareholder within 10 business days upon the termination of the Agreement. In addition to the foregoing, the Shareholder shall be solely liable (to the exclusion of the Company) to reimburse Atlas for any and all funds deposited by Atlas directly into the Company from the date hereof until Closing, if the transactions as contemplated hereby are not consummated.

         Section 4.7 Application for NASD Approval. The Company, with the prior written consent of Atlas (which consent shall not be unreasonably withheld) shall file with the NASD within that period of time as required by the NASD's rules and regulations, (i) a written notice describing, in detail, the transactions contemplated by this Agreement, (ii) an executed copy of this Agreement and (iii) a draft of the Company's Form BD Amendment which reflects the consummation of the transactions contemplated by this Agreement.

         Section 4.8 Obligations of Atlas. Pending the Closing of the Agreement, Atlas hereby agrees to be responsible to pay all of the expenses of the Company that are set forth in Schedule 4.9 hereof.

                                    ARTICLE V

                           CONDITIONS TO THE CLOSINGS

         Section 5.1 Conditions to the Obligations of Atlas. The obligation of Atlas to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing Date, of the following conditions:

                  (a) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Closing;

                  (b)  There  shall  not be  any  suit,  action,  investigation, inquiry or other proceeding instituted or pending by or before any Governmental Entity or Self Regulatory Authority, or instituted or pending by any non-governmental third party, which seeks to enjoin or otherwise prevent consummation of the transactions contemplated by this Agreement;

                  (c) All consents and approvals legally required from any Governmental Entity or Self Regulatory Authority for the consummation of the Closing and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date (including, without limitation, the approval of NASD) applicable to the Closing, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Business, the Company or its prospects;

                  (d) The representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct at the date of this Agreement and as of each Closing Date as though made at and as of the Closing Date, except to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time;

                  (e) The Company and the Shareholder jointly and severally shall have duly performed and complied in all respects with each covenant, agreement and condition required by this Agreement to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

                  (f)  The  Shareholder  shall  have  obtained  the  consent  or approval of each individual or entity, including the consent of its shareholders, whose consent or approval shall be required in connection with the transactions contemplated hereby under any law, material contract, agreement, or other instrument, either written or oral, to which the Company or the Shareholder is a party or by which its assets or properties may be bound or affected;

                  (g) There shall have been no developments or events that have had or could reasonably be expected to have, individually or in the aggregate, in the reasonable discretion of Atlas, an adverse effect on the ability of' the Company to consummate the transactions contemplated hereby or on the Business or prospects, operations, properties, assets, liabilities or financial condition of the Company;

                  (h) Atlas shall have received such other documents, instruments and certificates as are required to be delivered by the Shareholder pursuant to this Agreement or as Atlas shall reasonably request from the Shareholder;

                  (i) Atlas being satisfied in its sole and absolute discretion with the results of its "due diligence" investigation (pursuant to Section 4.2 hereof);

                  (j) That the Consulting Agreement shall both be in full force and effect and assigned by Shareholder to Atlas;

                  (k) Shareholder has delivered to Atlas, certificate or certificates representing and evidencing the Shares duly endorsed in blank for transfer or by means of duly executed stock powers executed in blank which are attached thereto; and

                  (l) The name of the Company has been changed to: Atlas Capital Services, Inc.

                  (m) Consulting Agreement. The consultant agreement ("Consultant Agreement") dated as of August 29, 2000 between Shareholder and Wolf A. Popper, a copy of which is attached hereto as Exhibit 5.1 has been assigned to Atlas, and Atlas has assumed the performance of the obligations under and in accordance with that certain Consulting Agreement.

         Section 5.2 Conditions to the Obligation of the Company and the Shareholder. The obligation of the Company and the Shareholder to effect the Closing is further subject to the satisfaction (or waiver by the Company or the Shareholder) at or prior to the Closing Date of the following conditions:

                           (a)      The  representations and warranties of Atlas
contained in this Agreement shall be true and correct at the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time;

                           (b)      Atlas shall have duly performed and complied
in all material respects with each covenant, agreement and condition required by this Agreement to be performed by it at or prior to the Closing Date pursuant to the terms hereof; and

                           (c)      The  Company  shall have received such other
documents, instruments and certificates as are required to be delivered by Atlas pursuant to this Agreement.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a)      by  the mutual written  consent of Atlas, on
the one hand, and the Company and the Shareholder, on the other hand;

                           (b)      (i)     by  Atlas upon  notice  given to the
Company if the Closing has not taken place on or before May 31, 2001; provided, however, that the failure of the Closing to occur on or before such date is not the result of the breach of any covenants, agreements, representations or warranties hereunder of Atlas; or (ii) by the Company upon written notice given to Atlas if the Closing has not taken place on or before May 31, 2001; provided, however, that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the Company or the Shareholder;

                           (c)      by  Atlas,  on the one hand,  or the Company
and the Shareholder, on the other hand, upon notice given to the other if any court or Governmental Entity of competent jurisdiction will have issued a final permanent order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                           (d)      by    Atlas,    upon   a   breach   of   any
representation, warranty, covenant or agreement on the part of the Company or the Shareholder set forth in this Agreement, or if any representation or warranty of the Company or the Shareholder shall have become untrue, in either case such that the conditions set forth in Section 5.1(d) hereof or Section 5.1(e) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; or

                           (e)      by the Company and the  Shareholder,  upon a
breach of any representation, warranty, covenant or agreement on the part of Atlas set forth in this Agreement, or if any representation or warranty of Atlas shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) hereof or Section 5.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue.

         Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1 hereof, all of the obligations and liabilities of the parties under this Agreement shall terminate; provided, however, that (i) nothing in this Section 6.2 shall relieve any party from any liability for any breach of this Agreement and (ii) the obligations of the parties to this Agreement under Section 4.6 hereof shall survive any such termination.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 Survival. Notwithstanding any investigation made by each of the parties hereto, all representations and warranties of each of the parties in this Agreement shall survive for a period of two (2) years from the Closing Date.

         Section 7.2 Indemnification by the Company and the Shareholder.

                  (a) The Company and the Shareholder, jointly and severally as to themselves and each other, shall indemnify, defend and hold harmless Atlas, each of their successive successors and assigns and its directors, officers, agents, representatives and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all liability, loss, damage, claim, charge, action, suit, proceeding, investigation, deficiency, Tax, interest, penalty, reasonable cost and reasonable expense (including, without limitation, fees of outside legal counsel) (a "Loss") imposed on, incurred or suffered by or asserted against any Purchaser Indemnified Party, to the extent such Loss results from or arises out of: (i) any breach of any representation or warranty of the Company or the Shareholder contained in this Agreement, (ii) any breach of any covenant of the Company or the Shareholder set forth in this Agreement and (iii) the ownership or operation of the Business or the Company prior to the Closing Date; provided, however, that such indemnification shall be limited to the aggregate amount of $25,000 plus the Purchase Price.

                  (b) If the Shareholder should be required to indemnify any Purchaser Indemnified Party, the Shareholder shall have no right to contribution by or indemnification from the Company.

         Section 7.3 Indemnification by Atlas. Atlas shall indemnify, defend and hold harmless the Shareholder (and, if the Acquisition is not consummated, the Company and its directors, officers, agents, representatives and employees) and his successive successors and permitted assigns (collectively, the "Seller Indemnified Parties" and, together with the Purchaser Indemnified Parties, collectively referred to as the "Indemnified Parties") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Seller Indemnified Party, directly or indirectly, to the extent resulting from, arising out of, or incurred with respect to (i) any breach of any representation or warranty of Atlas contained in this Agreement and (ii) any breach of any covenant of Atlas set forth in this Agreement; provided, however, that such indemnification shall be limited to the aggregate amount of $25,000.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

         Section 8.2 Entire Agreement. This Agreement (together with the schedules, exhibits and other agreements, documents and instruments delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, among the parties or any of them with respect to the subject matter hereof.

         Section 8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at their respective addresses first set forth herein or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above; provided, however, that any notice to Shareholder shall not be deemed given until a copy of such notice is delivered to: Jenkens & Guilchrist Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174 (Attention: James D. Garbus, Esq.), Telecopy No.: (212) 704-6288; and provided, however, that any notice to Atlas shall not be deemed given until a copy of such notice is delivered to: Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, NY 10017 (Attention: Stanley Goldstein, Esq.), Telecopy No.: (212) 599-3322.

         Section 8.4 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in that State.

         Section 8.5 Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 8.6 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         Section 8.7 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any individual or entity other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.8 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

         Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties has signed this Agreement or caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                  WEALTHHOUND.COM, INC.,



                                  By: /s/ Robert Schechter
                                      ---------------------------------
                                          Name: Robert Schechter
                                          Title:   Secretary

                                  WAP, INC.,



                                  By: /s/ Thomas Diamante
                                      ---------------------------------
                                         Name: Thomas Diamante
                                         Title:    President

                                  THE ATLAS GROUP OF COMPANIES, LLC



                                  By: /s/ Michael D. Farkas
                                      ---------------------------------
                                         Name: Michael D. Farkas
                                         Title:   Chief Executive Officer